Exhibit 3.39

F970620000133

CERTIFICATE OF INCORPORATION

OF

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES,
INCORPORATED

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST:              The name of the corporation is New York Radiation Therapy Management Services, Incorporated.

SECOND:    The corporation is formed for the following purposes:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

THIRD:          The office of the corporation is to be located in the County of Westchester, State of New York.

FOURTH:                The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000), all of which are of a par value of One Dollar ($1.00) each, and all of which are of the same class.

FIFTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

SIXTH: The name and the residence address of the individual who is to be the sole original shareholder, director and officer is as follows:

Name	Residence Address	Capacity

Daniel E. Dosoretz	13221 Ponderosa Way, S.E. Fort Meyers, FL 33901	Shareholder President Secretary

SEVENTH:   The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 138 South Broadway, Yonkers, New York 10701.

EIGHTH: The duration of the corporation is to be perpetual.

NINTH: The corporation shall to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

TENTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

ELEVENTH: The directors of the corporation shall have the power, by simple majority vote, to adopt, amend or repeal any or all of the bylaws of the corporation from time to time. The initial bylaws may be adopted by the Board of Directors.

TWELFTH: The corporate existence of the corporation shall begin on 6/20 1997.

Subscribed and affirmed by me as true under the penalties of perjury on June 16th, 1997.

/s/ Brian M. Davis
Brian M. Davis, Incorporator Taft, Stettinius & Hollister 1800 Star Bank Center 425 Walnut Street Cincinnati, Ohio 45202

F970620000133

CERTIFICATE OF INCORPORATION

OF

New York Radiation Therapy Management Services Incorporated
UNDER SECTION 402 OF THE BCL

[STAMP]
	FILER:	Taft Stettinius & Hollister 1800 Star Bank Center Cincinnati, OH 45202

970620000141

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 31, 2010.

[STAMP]	/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

New York State Department of Taxation and Finance Processing and Revenue Management Division W A Harriman Campus Albany, New York 12227

F020329000618

State of New York	)
	)	SS:	[STAMP]
County of Albany	)

Pursuant to the provisions of Subdivision 8 of section 203-a of Article 9 of the Tax Law, the Commissioner of Taxation and Finance does hereby certify to the Secretary of State that the following named corporation was erroneously included in the proclamation dissolving stock corporations pursuant to the provisions of section 203-a of Article 9 of the Tax law, which proclamation was dated 2001 and published on September 26, 2001.

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED

In Witness Whereof, the Commissioner of Taxation and Finance in pursuance to the authority vested by law has caused this certificate to be duly executed and sealed this 27th day of March, two thousand two.

Commissioner of Taxation and Finance
by	Debbie Stockwell
Deputy Tax Commissioner

PR-30.24 (1/00)

1

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 31, 2010.

[STAMP]	/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

070827000868

CSC 45

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF CHANGE

OF

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: New York Radiation Therapy Management Services, Inc.

If the name of the corporation has been changed, the name under which it was formed is:                        .

SECOND: The certificate of incorporation was filed by the Department of State on: June 20,1997.

THIRD: The change(s) effected hereby are: [Check appropriate statement(s)]

☐                  The county location, within this state, in which the office of the corporation is located, is changed to:                        .

☒                The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows:                                                                         c/o Corporation Service Company, 80 State Street, Albany, NY 12207-2543.

☐                  The corporation hereby: [Check one]

☐                 Designates                                                                                as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is:                                                            .

Changes the designation of its registered agent to                                                                                                                   .

The street address of the registered agent is:                                                                                                                           .

☐                 Changes the address of its registered agent to:                                                                                                                       .

☐                 Revokes the authority of its registered agent.

1

FOURTH: The change was authorized by the board of directors.

/s/ Authorized Signatory	David M. Koeninger, VP & CFO
(Signature)	(Name and Title of Signer)

CERTIFICATE OF CHANGE

OF

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name	Kenneth J. DeMoor

Address	2234 Colonial Boulevard

City, State and Zip Code	Fort Myers, FL 33907

CUSTOMER REF. #	997386 JBA 5

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends mat all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only

[STAMP]

[STAMP]

2

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 31, 2010.

[SEAL]	/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

NYS Department of State	Business Corporation	For Internal Use Only
Division of Corporations, Records and UCC	Biennial Statement
Albany, NY 12231-0002		AR090608002244
www.dos.state.ny.us

2155217

Business Name:

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
	2155217	Filled By:	/s/ Authorized Signatory
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
2234 COLONIAL BLVD		Cash # (if different than firm #)
FT MYERS, FL 33907
		Required Fee:	$9.00
		Filing Period:	05/2009
(Make Choice payable to the Department of State)

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer

DANIEL DOSORETZ MD	Name
2234 COLONIAL BLVD	Address
FT MYERS, FL 33907
	City	State	Zip

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substituted).

NEW YORK RADIATION THERAPY MANAGEMENT	Address Line 1
SERVICES, INCORPORATED
2234 COLONIAL BLVD	Address Line 2
FT MYERS, FL 33907
	City	State	Zip

Part 3: Address for Service of Process

C/O CORPORATION SERVICE COMPANY	Name
80 STATE STREET	Address
ALBANY, NY 12207-2543
	City	State	Zip

Part 4: Farm Corporation Exemption

☐ Check if applicable

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products and land used agricultural production. Farm corporation should completes Parts 4 and 5 ONLY and return the form to the Department of State. No filling fee is required for farm corporations.

Part 5: Signature of officer, Director, Attorney-in-Fact or Authorized Person

/s/ Jeffrey A. Pakrosnis	JEFFREY A. PAKROSNIS
Signatures	Name of Signer (Please Print)

TREASURER
Title of Signer (Please Print)